Exhibit 99.1
CRITEO REPORTS STRONG THIRD QUARTER 2023 RESULTS

Q3 Activated Media Spend Up 32%
Launched Commerce Max DSP into General Availability

NEW YORK - November 2, 2023 - Criteo S.A. (NASDAQ: CRTO) ("Criteo" or the "Company"), the commerce media company, today announced financial results for the three and nine months ended September 30, 2023.

Third Quarter 2023 Financial Highlights:

The following table summarizes our consolidated financial results for the three months and nine months ended September 30, 2023:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	YoY Change	2023	2022	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$469	$447	5%	$1,383	$1,453	(5)%
Gross Profit	$205	$180	14%	$586	$549	7%
Net Income (loss)	$7	$7	2%	$(7)	$(5)	43%
Gross Profit margin	44%	40%	4ppt	42%	38%	4ppt
Diluted EPS	$0.12	$0.10	20%	$(0.14)	$(0.11)	27%
Cash from operating activities	$20	$42	(53)%	$63	$131	(52)%
Cash and cash equivalents	$195	$307	(37)%	$195	$307	(37)%

Non-GAAP Results[1]
Contribution ex-TAC	$245	$213	15%	$706	$645	10%
Contribution ex-TAC margin	52%	48%	4ppt	51%	44%	7ppt
Adjusted EBITDA	$68	$50	36%	$163	$163	—%
Adjusted diluted EPS	$0.71	$0.53	34%	$1.66	$1.92	(14)%
Free Cash Flow (FCF)	$4	$21	(82)%	$(32)	$89	NM
FCF / Adjusted EBITDA	6%	42%	(36)ppt	(19)%	55%	(74)ppt

“We are pleased to report a strong third quarter marked by organic growth acceleration and market share gains in Retail Media. We continue to pivot our business towards areas of high growth, which represented more than half of our business for the first time ever this quarter,” said Megan Clarken, Chief Executive Officer of Criteo. “We have built the only unified, AI-driven platform that directly connects advertisers with retailers and publishers to drive commerce on retailers’ sites and the open internet, which, we believe, will drive long-term shareholder value.”

Operating Highlights

•We launched Commerce Max into general availability, a first-of-its-kind self-service demand-side platform (DSP) giving brands and agencies a single point of entry to retail media inventory onsite and across premium publishers offsite.
•We expanded our retailer monetization solution suite, Commerce Yield, offering retailers the means to tap previously unattainable demand by paving the way for the integration of marketplace and in-store monetization technologies.
•Criteo's activated media spend2, including Iponweb, was $4.0 billion in the last 12 months and $1.0 billion in Q3, growing 32% year-over-year at constant currency3.
•Retail Media Contribution ex-TAC grew 29% year-over-year at constant currency3 and same-retailer Contribution ex-TAC4 retention for Retail Media was 123%.
•We expanded our platform adoption to 2,500 brands and 220 retailers, including Saks, DocMorris, and Mercatus.
•Marketing Solutions Contribution ex-TAC was up 1% year-over-year at constant currency3.
•We deployed $103 million of capital for share repurchases in the first nine months of 2023.

___________________________________________________
1 Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
2 Activated media spend is defined as the sum of our Marketing Solutions revenue, the media spend activated on behalf of our Retail Media clients, and the media spend activated by Iponweb.
3 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.
4 Same-client profitability or Contribution ex-TAC is the profitability or Contribution ex-TAC generated by clients that were live with us in a given quarter and are still live with us the same quarter in the following year.

Financial Summary

Revenue for Q3 2023 was $469 million, gross profit was $205 million and Contribution ex-TAC was $245 million. Net income for Q3 was $7 million, or $0.12 per share on a diluted basis. Adjusted EBITDA for Q3 was $68 million, resulting in an adjusted diluted EPS of $0.71. As reported, revenue for Q3 increased by 5%, gross profit increased 14% and Contribution ex-TAC increased by 15%. At constant currency, revenue for Q3 increased by 2% and Contribution ex-TAC increased by 13%. Cash flow from operating activities was $20 million in Q3 and Free Cash Flow was $4 million in Q3. As of September 30, 2023, we had $232 million in cash and marketable securities on our balance sheet.
Sarah Glickman, Chief Financial Officer, said, “Our third quarter performance demonstrates our strong focus on execution and cost discipline. Despite a challenging macro environment, we believe we are well on our way to achieving over $1 billion in Contribution ex-TAC this year for the first time in Criteo’s history.”

Third Quarter 2023 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue increased by 5% year-over-year in Q3 2023, or 2% at constant currency, to $469 million (Q3 2022: $447 million). Gross profit increased by 14% year-over-year in Q3 2023 to $205 million (Q3 2022: $180 million). Gross profit as a percentage of revenue, or gross profit margin, was 44% (Q3 2022: 40%). Contribution ex-TAC in the third quarter increased 15% year-over-year, or increased 13% at constant currency, to $245 million (Q3 2022: $213 million). Contribution ex-TAC as a percentage of revenue, or Contribution ex-TAC margin, was 52% (Q3 2022: 48%), up 400 basis points year-over-year, largely driven by Retail Media and our client transition to the Company's platform.

•Marketing Solutions revenue was flat, or decreased 4% at constant currency, and Marketing Solutions Contribution ex-TAC increased 3%, or increased 1% at constant currency, driven by the continued traction of Commerce Audiences as more clients adopt full funnel activation.
•Retail Media revenue increased 21%, or 19% at constant currency, reflecting continued strength in Retail Media onsite, partially offset by the impact related to the client migration to the Company's platform. Retail Media Contribution ex-TAC increased 31%, or 29% at constant currency, driven by continued strength in Retail Media onsite, new client integrations and growing network effects of the platform.
•Iponweb revenue increased 82%, or 79% on constant currency basis, to $34 million following the closing of the acquisition on August 1, 2022.

Net Income (Loss) and Adjusted Net Income

Net income was $7 million in Q3 2023 (Q3 2022: net income of $7 million). Net income allocated to shareholders of Criteo was $7 million, or $0.12 per share on a diluted basis (Q3 2022: net income available to shareholders of $7 million, or $0.10 per share on a diluted basis).

Adjusted net income, a non-GAAP financial measure, was $43 million, or $0.71 per share on a diluted basis (Q3 2022: $33 million, or $0.53 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $68 million, representing an increase of 36% year-over-year (Q3 2022: $50 million). This reflects higher Contribution ex-TAC over the period and planned cost reduction actions, partially offset by incremental costs following the acquisition of Iponweb. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 28% (Q3 2022: 24%).

Operating expenses increased by 11% year-over-year to $194 million (Q3 2022: $175 million), mostly driven by equity awards compensation expense and operating costs from Iponweb, partially offset by cost reduction actions. Non-GAAP operating expenses increased by 5% to $148 million (Q3 2022: $141 million).

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities decreased to $20 million in Q3 2023 (Q3 2022: $42 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, decreased to $4 million in Q3 2023 (Q3 2022: $21 million). This was mainly driven by the CNIL payment of $43 million in Q3 2023.

Cash and cash equivalents, and marketable securities, decreased $141 million compared to December 31, 2022 to $232 million, after spending $103 million on share repurchases in the first nine months of 2023.

As of September 30, 2023, the Company had total financial liquidity of approximately $747 million, including its cash position, marketable securities, revolving credit facility and treasury shares reserved for M&A.

2023 Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of November 2, 2023, amidst an uncertain macro-economic and geopolitical backdrop.

Fiscal year 2023 guidance:
•+9% to +10% growth in Contribution ex-TAC at constant currency, including the contribution from our Iponweb acquisition
•Adjusted EBITDA margin of approximately 27% to 28% of Contribution ex-TAC, reflecting the flow-through of our refined Contribution ex-TAC projections and incremental currency headwinds

Fourth quarter 2023 guidance:
•Contribution ex-TAC between $296 million and $302 million, or year-over-year growth at constant-currency of +5% to +7%
•Adjusted EBITDA between $109 million and $115 million

The above guidance for the fourth quarter and fiscal year ending December 31, 2023 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.926, a U.S. dollar-Japanese Yen rate of 141, a U.S. dollar-British pound rate of 0.809, a U.S. dollar-Korean Won rate of 1,318 and a U.S. dollar-Brazilian real rate of 5.03.

The above guidance assumes that no additional acquisitions are completed during the fourth quarter of 2023 or the fiscal year ended December 31, 2023.

Reconciliations of Contribution ex-TAC, Adjusted EBITDA and Adjusted EBITDA margin guidance to the closest corresponding U.S. GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other costs of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, certain restructuring, integration and transformation costs, certain acquisition costs and a loss contingency related to a regulatory matter. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related assets, certain restructuring, integration and transformation costs, certain acquisition costs, a loss contingency related to a regulatory matter, and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate equity awards compensation expense, pension service costs, certain restructuring, integration and transformation costs, certain acquisition and integration costs, and a loss contingency related to a regulatory matter. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Contribution ex-TAC to gross profit, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending December 31, 2023 and the year ending December 31, 2023, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, including without limitation uncertainty regarding the timing and scope of proposed changes to and enhancements of the Chrome browser announced by Google, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, including the successful integration of our acquisitions of Iponweb and Brandcrush, uncertainty regarding international growth and expansion (including related to changes in a specific country's or region's political or economic conditions), the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 24, 2023, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, macro-economic conditions including inflation and rising interest rates in the U.S. have impacted Criteo's business, financial condition, cash flow and results of operations.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, November 2, 2023, at 8:00 AM ET, 1:00 PM CET. The conference call will be webcast live on the Company's website at https://criteo.investorroom.com/ and will subsequently be available for replay.

•United States:         +1 855 209 8212
•International:            +1 412 317 0788
•France                080-510-2319

Please ask to be joined into the "Criteo" call.

About Criteo

Criteo (NASDAQ: CRTO) is the global commerce media company that enables marketers and media owners to drive better commerce outcomes. Its industry leading Commerce Media Platform connects thousands of marketers and media owners to deliver richer consumer experiences from product discovery to purchase. By powering trusted and impactful advertising, Criteo supports an open internet that encourages discovery, innovation, and choice. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Melanie Dambre, m.dambre@criteo.com

Criteo Public Relations
Florian Herzing, f.herzing@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$194,857	$348,200
Trade receivables, net of allowances of $ 49.4 million and $ 47.8 million at September 30, 2023 and December 31, 2022, respectively	624,562	708,949
Income taxes	29,916	23,609
Other taxes	87,465	78,274
Other current assets	42,052	51,866
Restricted cash - current	75,000	25,000
Marketable securities - current portion	21,091	25,098
Total current assets	1,074,943	1,260,996
Property, plant and equipment, net	134,241	131,207
Intangible assets, net	174,029	175,983
Goodwill	518,655	515,140
Right of Use Asset - operating lease	112,178	102,176
Restricted cash - non current	—	75,000
Marketable securities - non current portion	15,891	—
Non-current financial assets	4,977	5,928
Other non-current assets	49,719	50,818
Deferred tax assets	56,010	31,646
Total non-current assets	1,065,700	1,087,898
Total assets	$2,140,643	$2,348,894

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$668,550	$742,918
Contingencies - current portion	1,608	65,759
Income taxes	1,633	13,037
Financial liabilities - current portion	672	219
Lease liability - operating - current portion	35,296	31,003
Other taxes	59,584	58,031
Employee - related payables	100,483	85,569
Other current liabilities	93,115	83,457
Total current liabilities	960,941	1,079,993
Deferred tax liabilities	3,427	3,463
Defined benefit plans	4,034	3,708
Financial liabilities - non current portion	74	74
Lease liability - operating - non current portion	83,004	77,536
Contingencies - non current portion	32,625	33,788
Other non-current liabilities	21,688	69,226
Total non-current liabilities	144,852	187,795
Total liabilities	1,105,793	1,267,788
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 63,350,663 and 63,248,728 shares authorized, issued and outstanding at September 30, 2023 and December 31, 2022 , respectively.	2,082	2,079
Treasury stock, 7,094,574 and 5,985,104 shares at cost as of September 30, 2023 and December 31, 2022 , respectively.	(212,094)	(174,293)
Additional paid-in capital	811,381	734,492
Accumulated other comprehensive income (loss)	(100,482)	(91,890)
Retained earnings	504,346	577,653
Equity - attributable to shareholders of Criteo S.A.	1,005,233	1,048,041
Non-controlling interests	29,617	33,065
Total equity	1,034,850	1,081,106
Total equity and liabilities	$2,140,643	$2,348,894

CRITEO S.A.
Consolidated Statement of Operations
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	YoY change	2023	2022	YoY change

Revenue	$469,193	$446,921	5%	$1,383,143	$1,452,578	(5)%

Cost of revenue
Traffic acquisition cost	(223,798)	(233,543)	(4)%	(676,913)	(807,758)	(16)%
Other cost of revenue	(40,268)	(33,771)	19%	(119,812)	(96,214)	25%

Gross profit	205,127	179,607	14%	586,418	548,606	7%

Operating expenses:
Research and development expenses	(62,522)	(42,725)	46%	(193,887)	(118,248)	64%
Sales and operations expenses	(94,572)	(90,051)	5%	(308,325)	(278,363)	11%
General and administrative expenses	(36,599)	(42,353)	(14)%	(95,306)	(176,361)	(46)%
Total Operating expenses	(193,693)	(175,129)	11%	(597,518)	(572,972)	4%
Income (loss) from operations	11,434	4,478	155%	(11,100)	(24,366)	(54)%
Financial and Other income (expense)	(2,967)	3,485	(185)%	2,008	23,927	(92)%
Income (loss) before taxes	8,467	7,963	6%	(9,092)	(439)	NM
Provision for income tax (expense) benefit	(1,832)	(1,442)	27%	1,685	(4,735)	(136)%
Net income (loss)	$6,635	$6,521	2%	$(7,407)	$(5,174)	43%

Net income (loss) available to shareholders of Criteo S.A.	$6,927	$6,579	5%	$(7,758)	$(6,448)	20%
Net income (loss) available to non-controlling interests	$(292)	$(58)	403%	$351	$1,274	(72)%

Weighted average shares outstanding used in computing per share amounts:
Basic	56,297,666	60,318,114	(7)%	56,173,218	60,431,597	(7)%
Diluted	60,172,953	63,235,811	(5)%	56,173,218	60,431,597	(7)%

Net income (loss) allocated to shareholders per share:
Basic	$0.12	$0.11	9%	$(0.14)	$(0.11)	27%
Diluted	$0.12	$0.10	20%	$(0.14)	$(0.11)	27%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	YoY Change	2023	2022	YoY Change
Net income (loss)	$6,635	$6,521	2%	$(7,407)	$(5,174)	43%
Non-cash and non-operating items	(6,180)	23,816	(126)%	42,706	122,043	(65)%
- Amortization and provisions	18,866	20,148	(6)%	56,288	134,650	(58)%
- Payment for contingent liability on regulatory matters	(43,334)	—	NM	(43,334)	—	NM
- Equity awards compensation expense (1)	24,012	21,084	14%	76,353	42,594	79%
- Net (gain) or loss on disposal of non-current assets	(106)	335	(132)%	(8,903)	(361)	NM
- Interest accrued and non-cash financial income and expenses	—	(2,244)	(100)%	—	(2,244)	—%
- Change in deferred taxes	(4,206)	(8,937)	(53)%	(24,742)	(16,051)	54%
- Change in income taxes	(4,392)	1,779	(347)%	(18,007)	(12,899)	40%
- Other	2,980	(8,349)	(136)%	5,051	(23,646)	NM
Changes in working capital related to operating activities	19,159	11,291	70%	27,607	13,661	NM
- (Increase) / Decrease in trade receivables	(50,564)	9,923	(610)%	78,890	75,399	5%
- Increase / (Decrease) in trade payables	57,367	(2,549)	NM	(71,190)	(19,526)	NM
- (Increase) / Decrease in other current assets	8,620	(8,629)	(200)%	1,968	(23,224)	NM
- Increase / (Decrease) in other current liabilities	3,329	11,135	(70)%	17,926	(20,178)	NM
- Change in operating lease liabilities and right of use assets	407	1,411	(71)%	13	1,190	(99)%
CASH FROM (USED FOR) OPERATING ACTIVITIES	19,614	41,628	(53)%	62,906	130,530	(52)%
Acquisition of intangible assets, property, plant and equipment	(16,331)	(16,161)	1%	(77,838)	(48,955)	59%
Change in accounts payable related to intangible assets, property, plant and equipment	482	(4,146)	(112)%	(16,749)	7,632	NM
Payment for business, net of cash acquired	—	(135,453)	(100)%	(6,957)	(135,453)	(95)%
Proceeds from disposition of investment	—	—	NM	9,625	—	NM
Change in other non-current financial assets	(13)	(1,259)	(99)%	(12,280)	43,052	NM
CASH FROM (USED FOR) INVESTING ACTIVITIES	(15,862)	(157,019)	(90)%	(104,199)	(133,724)	(22)%
Proceeds from borrowings under line-of-credit agreement	—	—	NM	—	78,513	NM
Repayment of borrowings	—	—	NM	—	(78,513)	NM
Change in other financial liabilities	—	107	(100)%	—	107	NM
Proceeds from exercise of stock options	251	266	(6)%	1,948	617	NM
Repurchase of treasury stocks	(28,488)	(29,828)	(4)%	(103,354)	(59,162)	75%
Cash payment for contingent consideration	—	—	NM	(22,025)	—	NM
Other	(504)	7,768	(106)%	(1,427)	22,242	NM
CASH FROM (USED FOR) FINANCING ACTIVITIES	(28,741)	(21,687)	33%	(124,858)	(36,196)	NM
Effect of exchange rates changes on cash and cash equivalents	(3,337)	(18,145)	(82)%	(12,192)	(68,813)	(82)%
Net increase (decrease) in cash and cash equivalents	(28,326)	(155,223)	(82)%	(178,343)	(108,203)	65%
Net cash and cash equivalents at beginning of period	298,183	562,546	(47)%	448,200	515,526	(13)%
Net cash and cash equivalents and restricted cash at end of period	$269,857	$407,323	(34)%	$269,857	$407,323	(34)%

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(10,276)	$(8,600)	19%	$(41,377)	$(33,685)	23%
Cash paid for interest	$(439)	$(333)	32%	$(1,055)	$(959)	10%

(1) Share-based compensation expense according to ASC 718 Compensation - stock compensation accounted for $23.5 million and $20.5 million of equity awards compensation expense for the quarters ended September 30, 2023 and 2022, respectively, and $74.9 million and $41.1 million of equity awards compensation for the nine months ended September 30, 2023 and 2022, respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	YoY Change	2023	2022	YoY Change

CASH FROM (USED FOR) OPERATING ACTIVITIES	$19,614	$41,628	(53)%	$62,906	$130,530	(52)%
Acquisition of intangible assets, property, plant and equipment	(16,331)	(16,161)	1%	(77,838)	(48,955)	59%
Change in accounts payable related to intangible assets, property, plant and equipment	482	(4,146)	(112)%	(16,749)	7,632	NM
FREE CASH FLOW (1)	$3,765	$21,321	(82)%	$(31,681)	$89,207	NM

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Contribution ex-TAC to Gross Profit
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	YoY Change	2023	2022	YoY Change

Gross Profit	205,127	179,607	14%	586,418	548,606	7%

Other Cost of Revenue	40,268	33,771	19%	119,812	96,214	25%

Contribution ex-TAC (1)	$245,395	$213,378	15%	$706,230	$644,820	10%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Segment Information
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
Segment	2023	2022	YoY Change	YoY Change at Constant Currency (3)	2023	2022	YoY Change	YoY Change at Constant Currency (3)
Revenue
Marketing Solutions	$385,762	$387,288	—%	(4)%	$1,162,943	$1,291,599	(10)%	(9)%
Retail Media (2)	49,813	41,170	21%	19%	132,424	142,516	(7)%	(7)%
Iponweb	33,618	18,463	82%	79%	87,776	18,463	375%	372%
Total	469,193	446,921	5%	2%	1,383,143	1,452,578	(5)%	(4)%

Contribution ex-TAC
Marketing Solutions	163,341	158,022	3%	1%	489,148	522,079	(6)%	(5)%
Retail Media (2)	48,436	36,893	31%	29%	129,306	104,278	24%	24%
Iponweb	33,618	18,463	82%	79%	87,776	18,463	375%	372%
Total (1)	$245,395	$213,378	15%	13%	$706,230	$644,820	10%	11%

(1) Refer to the Non-GAAP Financial Measures section of this filing for a definition of the Non-GAAP metric.

(2) The Retail Media Platform, introduced in June 2020, is a strategic building block of Criteo’s Commerce Media Platform and is reported under the retail media segment. It is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions were accounted for on a gross basis. Most clients using Criteo’s legacy Retail Media solutions transitioned to this platform by the end of 2022. During the transition period, Revenue declined but Contribution ex-TAC margin increased. Contribution ex-TAC was not impacted by this transition.

(3) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	YoY Change	2023	2022	YoY Change
Net income (loss)	$6,635	$6,521	2%	$(7,407)	$(5,174)	43%
Adjustments:
Financial (Income) expense	2,958	(3,526)	(184)%	(1,692)	(23,480)	(93)%
Provision for income taxes	1,832	1,442	27%	(1,685)	4,735	(136)%
Equity awards compensation expense	24,323	21,084	15%	78,219	42,594	84%
Pension service costs	179	247	(28)%	532	786	(32)%
Depreciation and amortization expense	24,648	19,283	28%	76,574	61,568	24%
Acquisition-related costs	86	6,970	(99)%	1,281	11,491	(89)%
Net loss contingency on regulatory matters	(51)	(1,764)	(97)%	(21,667)	63,920	(134)%
Restructuring, integration and transformation costs	7,833	(81)	NM	38,998	6,554	495%
Total net adjustments	61,808	43,655	42%	170,560	168,168	1%
Adjusted EBITDA (1)	$68,443	$50,176	36%	$163,153	$162,994	—%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	YoY Change	2023	2022	YoY Change
Research and Development expenses	$(62,522)	$(42,725)	46%	$(193,887)	$(118,248)	64%
Equity awards compensation expense	11,938	11,621	3%	44,613	21,166	111%
Depreciation and Amortization expense	9,383	3,208	192%	28,227	9,682	192%
Pension service costs	95	130	(27)%	281	408	(31)%
Acquisition-related costs	4	—	NM	507	—	NM
Restructuring, integration and transformation costs	3,482	(53)	NM	8,823	985	796%
Non GAAP - Research and Development expenses	(37,620)	(27,819)	35%	(111,436)	(86,007)	30%
Sales and Operations expenses	(94,572)	(90,051)	5%	(308,325)	(278,363)	11%
Equity awards compensation expense	6,387	4,577	40%	16,814	9,695	73%
Depreciation and Amortization expense	3,252	3,540	(8)%	10,127	10,878	(7)%
Pension service costs	28	40	(30)%	83	119	(30)%
Acquisition-related costs	—	(11)	(100)%	—	167	(100)%
Restructuring, integration and transformation costs	(391)	(624)	(37)%	17,010	3,908	335%
Non GAAP - Sales and Operations expenses	(85,296)	(82,529)	3%	(264,291)	(253,596)	4%
General and Administrative expenses	(36,599)	(42,353)	(14)%	(95,306)	(176,361)	(46)%
Equity awards compensation expense	5,998	4,886	23%	16,792	11,733	43%
Depreciation and Amortization expense	564	563	—%	1,650	1,779	(7)%
Pension service costs	56	77	(27)%	168	259	(35)%
Acquisition-related costs	82	6,981	(99)%	774	11,324	(93)%
Restructuring, integration and transformation costs	4,742	596	696%	13,165	1,661	693%
Net loss contingency on regulatory matters	(51)	(1,764)	(97)%	(21,667)	63,920	(134)%
Non GAAP - General and Administrative expenses	(25,207)	(31,014)	(19)%	(84,424)	(85,685)	(1)%
Total Operating expenses	(193,693)	(175,129)	11%	(597,518)	(572,972)	4%
Equity awards compensation expense	24,323	21,084	15%	78,219	42,594	84%
Depreciation and Amortization expense	13,199	7,311	81%	40,004	22,339	79%
Pension service costs	179	247	(28)%	532	786	(32)%
Acquisition-related costs	86	6,970	(99)%	1,281	11,491	(89)%
Restructuring, integration and transformation costs	7,833	(81)	NM	38,998	6,554	495%
Net loss contingency on regulatory matters	(51)	(1,764)	(97)%	(21,667)	63,920	(134)%
Total Non GAAP Operating expenses (1)	(148,124)	$(141,362)	5%	(460,151)	(425,288)	8%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income (Loss)
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	YoY Change	2023	2022	YoY Change

Net income (loss)	$6,635	$6,521	2%	$(7,407)	$(5,174)	43%
Adjustments:
Equity awards compensation expense	24,323	21,084	15%	78,219	42,594	84%
Amortization of acquisition-related intangible assets	8,692	3,531	146%	26,037	10,853	140%
Acquisition-related costs	86	6,970	(99)%	1,281	11,491	(89)%
Net loss contingency on regulatory matters	(51)	(1,764)	(97)%	(21,667)	63,920	(134)%
Restructuring, integration and transformation costs	7,833	(81)	NM	38,998	6,554	495%
Tax impact of the above adjustments (1)	(4,785)	(3,036)	58%	(15,067)	(8,978)	68%
Total net adjustments	36,098	26,704	35%	107,801	126,434	(15)%
Adjusted net income(2)	$42,733	$33,225	29%	$100,394	$121,260	(17)%

Weighted average shares outstanding
- Basic	56,297,666	60,318,114		56,173,218	60,431,597
- Diluted	60,172,953	63,235,811		60,394,517	63,050,355

Adjusted net income per share
- Basic	$0.76	$0.55	38%	$1.79	$2.01	(11)%
- Diluted	$0.71	$0.53	34%	$1.66	$1.92	(14)%

(1) We consider the nature of the adjustment to determine its tax treatment in the various tax jurisdictions we operate in. The tax impact is calculated by applying the actual tax rate for the entity and period to which the adjustment relates.
(2) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Constant Currency Reconciliation(1)
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	YoY Change	2023	2022	YoY Change

Gross Profit as reported	$205,127	$179,607	14%	$586,418	$548,606	7%

Other cost of revenue as reported	(40,268)	(33,771)	19%	(119,812)	(96,214)	25%

Contribution ex-TAC as reported(2)	245,395	213,378	15%	706,230	644,820	10%
Conversion impact U.S. dollar/other currencies	(4,858)	—		7,286	—
Contribution ex-TAC at constant currency	240,537	213,378	13%	713,516	644,820	11%
Contribution ex-TAC(2)/Revenue as reported	52%	48%		51%	44%

Traffic acquisition costs as reported	(223,798)	(233,543)	(4)%	(676,913)	(807,758)	(16)%
Conversion impact U.S. dollar/other currencies	8,808	—		(1,850)	—
Traffic acquisition costs at constant currency	(214,990)	(233,543)	(8)%	(678,763)	(807,758)	(16)%

Revenue as reported	469,193	446,921	5%	1,383,143	1,452,578	(5)%
Conversion impact U.S. dollar/other currencies	(13,666)	—		9,136	—
Revenue at constant currency	$455,527	$446,921	2%	$1,392,279	$1,452,578	(4)%

(1) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.

(2) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Information on Share Count
(unaudited)

	Nine Months Ended
	2023	2022
Shares outstanding as at January 1,	57,263,624	60,675,474
Weighted average number of shares issued during the period	(1,090,406)	(243,877)
Basic number of shares - Basic EPS basis	56,173,218	60,431,597
Dilutive effect of share options, warrants, employee warrants - Treasury method	—	—
Diluted number of shares - Diluted EPS basis	56,173,218	60,431,597

Shares issued as at September 30, before Treasury stocks	63,350,663	64,985,388
Treasury stocks as of September 30,	(7,094,574)	(5,049,409)
Shares outstanding as of September 30, after Treasury stocks	56,256,089	59,935,979
Total dilutive effect of share options, warrants, employee warrants	8,341,387	9,403,211
Fully diluted shares as at September 30,	64,597,476	69,339,190

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021

Clients	(3)%	(1)%	18,423	18,646	18,679	18,990	19,008	18,911	18,764	NA	NA	NA

Revenue	5%	—%	469,193	468,934	445,016	564,425	446,921	495,090	510,567	653,267	508,580	551,311
Americas	6%	4%	213,607	204,755	188,288	281,806	201,274	213,340	194,847	287,270	204,428	221,227
EMEA	9%	4%	164,890	158,215	160,214	185,125	150,915	176,867	193,954	234,559	188,354	209,303
APAC	(4)%	(14)%	90,696	105,964	96,514	97,494	94,732	104,883	121,766	131,438	115,798	120,781

Revenue	5%	—%	469,193	468,934	445,016	564,425	446,921	495,090	510,567	653,267	508,580	551,311
Marketing Solutions	—%	(2)%	385,762	395,274	381,907	470,918	387,288	440,423	463,888	577,962	458,622	487,465
Retail Media (2)	21%	12%	49,813	44,590	38,021	59,801	41,170	54,667	46,679	75,305	49,958	63,846
Iponweb	82%	16%	33,618	29,070	25,088	33,706	18,463	—	—	—	—	—

TAC	(4)%	(2)%	(223,798)	(228,717)	(224,398)	(281,021)	(233,543)	(280,565)	(293,650)	(377,076)	(297,619)	(331,078)
Marketing Solutions	(3)%	(2)%	(222,421)	(227,645)	(223,729)	(278,302)	(229,266)	(262,454)	(277,800)	(349,584)	(276,498)	(294,132)
Retail Media (2)	(68)%	28%	(1,377)	(1,072)	(669)	(2,719)	(4,277)	(18,111)	(15,850)	(27,492)	(21,121)	(36,946)
Iponweb	NM	NM	—	—	—	—	—	—	—	—	—	—

Contribution ex-TAC (1)	15%	2%	245,395	240,217	220,618	283,404	213,378	214,525	216,917	276,191	210,961	220,233
Marketing Solutions	3%	(3)%	163,341	167,629	158,178	192,616	158,022	177,969	186,088	228,378	182,124	193,333
Retail Media (2)	31%	11%	48,436	43,518	37,352	57,082	36,893	36,556	30,829	47,813	28,837	26,900
Iponweb	82%	16%	33,618	29,070	25,088	33,706	18,463	—	—	—	—	—

Cash flow from operating activities	(53)%	NM	19,614	1,328	41,964	125,455	41,628	13,972	74,930	66,012	51,179	26,360

Capital expenditures	(22)%	(65)%	15,849	45,519	33,219	14,522	20,307	15,452	5,564	10,145	15,957	13,128

Net cash position	(34)%	(9)%	269,857	298,183	380,663	448,200	407,323	562,546	589,343	515,527	497,458	489,521

Headcount	(1)%	(1)%	3,487	3,514	3,636	3,716	3,537	3,146	2,939	2,781	2,658	2,572

Days Sales Outstanding (days - end of month) (3)	(17) days	(8) days	61	69	74	71	78	76	74	65	70	66

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

(2) The Retail Media Platform, introduced in June 2020, is a strategic building block of Criteo’s Commerce Media Platform and is reported under the retail media segment. It is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions were accounted for on a gross basis. Most clients using Criteo’s legacy Retail Media solutions transitioned to this platform by the end of 2022. During the transition period, Revenue declined but Contribution ex-TAC margin increased. Contribution ex-TAC was not impacted by this transition.

(3) From September 2023, we have included Iponweb in our calculation of Days Sales Outstanding. Days Sales Outstanding excluding Iponweb would have been 71 days for the same period.